UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

INTERLINK ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-21858 (Commission File Number)	77-0056625 (I.R.S. Employer Identification No.)

546 FLYNN ROAD, CAMARILLO, CALIFORNIA (Address of principal executive offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.      TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

        On September 27, 2006, Interlink Electronics, Inc. (the “Company”) terminated a loan due from its Senior Vice President, Technology and Product Development, Michael W. Ambrose, by allowing Mr. Ambrose to surrender 6,251 shares of the Company’s common stock that he had pledged as collateral for the loan and by forgiving the remaining balance of the loan, $35,479. As previously disclosed, the Company’s Board of Directors approved this transaction on June 21, 2006 after considering the likelihood of repayment and Mr. Ambrose’s value to the Company as its Senior Vice President, Technology and Product Development. The loan was previously reserved for on the Company’s financial statements. The Company allowed Mr. Ambrose to pay for his tax obligation related to the forgiveness by surrendering 26,100 in-the-money options to purchase the Company’s common stock.

        Also on September 26, 2006, the Company’s Board of Directors approved the forgiveness of a second loan due from Mr. Ambrose of $103,854, after considering the likelihood of repayment and Mr. Ambrose’s value to the Company as its Senior Vice President, Technology and Product Development. Mr. Ambrose has agreed to have his loan forgiven in December 2006.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date: September 29, 2006.

INTERLINK ELECTRONICS, INC. By /s/ CHARLES C. BEST ______________________________ Charles C. Best Chief Financial Officer

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